UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2009

Merrimac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-11201	22-1642321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

41 Fairfield Place, West Caldwell, New Jersey	07006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 575-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Merger Agreement

On December 23, 2009, Merrimac Industries, Inc., a Delaware corporation (“Merrimac” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crane Co., a Delaware corporation (“Parent”), and Crane Merger Co., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

•
Purchaser will commence a tender offer (the “Offer”) by no later than January 8, 2010, to acquire all of the outstanding shares of common stock, par value $.01, of the Company, including the associated common stock purchase rights (collectively, the “Shares”), at a purchase price of $16.00 per share, net to the holder in cash (the “Offer Price”), subject to any required withholding of taxes; and

•
as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. In the Merger, the Shares remaining outstanding following the consummation of the Offer, other than Shares held by Parent or its subsidiaries or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Offer Price.

The obligation of Purchaser to accept for payment and pay for the Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including that the number of the outstanding Shares that have been validly tendered and not properly withdrawn, together with any Shares owned by Parent or its subsidiaries, equals at least a majority of the Shares on a fully-diluted basis.

Pursuant to the Merger Agreement and subject to applicable law, the Company has granted to Purchaser an option (the “Top-Up Option”) to purchase a number of Shares (up to 19.9% of the Company’s then outstanding common stock), that, when added to the number of Shares owned by Purchaser immediately prior to such exercise, shall constitute at least one Share more than 90% of the number of Shares outstanding after such exercise. The per share exercise price of the Top-Up Option is equal to the Offer Price. The Top-Up Option is intended to expedite the timing of the completion of the Merger by effecting the Merger pursuant to Delaware’s “short form” merger statute.  Following the Offer and, if necessary, the exercise of the Top-Up Option, if the Purchaser does not own at least 90% of the Shares, a vote of the stockholders of Merrimac will be required to consummate the Merger.  In such case, the approval of the Merger at a meeting of the stockholders of Merrimac would be assured because of the Purchaser’s ownership of at least a majority of the Shares following completion of the Offer.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Purchaser made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Purchaser and may be subject to important qualifications and limitations agreed to by the Company, Parent and Purchaser in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes allocating risk among the Company, Parent and Purchaser rather than establishing matters as facts.

The closing of the Merger is subject to customary closing conditions.  The Merger Agreement includes customary covenants of the Company, Parent and Purchaser. The Company has agreed to operate its business in the ordinary course until the Merger is consummated. The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposal. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $2 million and expenses of $1 million.

Upon completion of the Offer, each unvested option to purchase Merrimac common stock granted by Merrimac and each restricted stock award with respect to Merrimac common stock will vest and, in the case of options, become exercisable. Upon consummation of the Merger, each option to purchase Merrimac common stock that remains outstanding following the consummation of the Offer will be cancelled, and the holder of each such option will be entitled to receive an amount in cash equal to the product of the excess of the Offer Price over the exercise price per share of such option, if any, multiplied by the total number of Shares subject to such option. In addition, each share of Merrimac common stock issued in settlement of restricted stock awards will be converted into the right to receive a cash payment equal to the Offer Price at the effective time of the Merger.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Tender and Voting Agreements

In connection with the Merger Agreement, certain officers, directors and principal stockholders of the Company (as listed below in Exhibit 10.1 of Item 9.01) (the “Signing Stockholders”) that own, in the aggregate, approximately 38% of the Company’s outstanding common stock, entered into tender and voting agreements (the “Tender Agreements”) with Parent, Purchaser and the Company, concurrently with the execution and delivery of the Merger Agreement, whereby each Signing Stockholder has agreed, among other things, (i) to tender or cause to be tendered in the Offer all Shares beneficially owned or subsequently acquired, (ii) not to withdraw the Shares tendered by it, him or her in the Offer prior to the termination of the Offer, the termination of the Merger Agreement or an Adverse Amendment (as defined in the Tender Agreements) and (iii) to vote in favor of adoption and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, and against any proposal opposing to or in competition with the consummation of the Merger or the transactions contemplated by the Merger Agreement.

The Tender Agreements will terminate upon the earlier of (i) the effective time of the Merger, (ii) the termination or expiration of the Offer without Purchaser purchasing all of the Shares tendered pursuant to the Offer in accordance with its terms, (iii) the termination of the Merger Agreement in accordance with its terms, and (iv) an Adverse Amendment.

The foregoing description of the Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the Tender Agreements, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment of Rights Agreement

The disclosure in Item 3.03 is incorporated in this Item 1.01 by reference.

Notice to Investors

The tender offer for the outstanding Shares referred to in this report has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock will be made pursuant to an offer to purchase and related materials that Purchaser intends to file with the U.S. Securities and Exchange Commission. At the time the Offer is commenced, Purchaser will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by the Company at www.merrimacind.com.

Forward-Looking Statements

This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by the Company, as well as the tender offer documents to be filed by Purchaser and the Solicitation/Recommendation Statement to be filed by the Company. All of the materials related to the offer (and all other offer documents filed with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by the Company at www.merrimacind.com. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Item 3.03    Material Modification of Rights of Security Holders.

On December 23, 2009, concurrent with the execution of the Merger Agreement, the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the "Rights Agent"), executed the tenth amendment (the “Amendment”) to the Company’s Rights Agreement (the "Rights Agreement"), dated as of March 9, 1999, as amended as of June 9, 1999, April 7, 2000, October 26, 2000, February 21, 2001, February 28, 2002, September 18, 2002, December 13, 2004, March 14, 2007 and March 19, 2009, which provides that  none of (i) approval, execution, delivery and/or adoption of the Merger Agreement, (ii) the acceptance for payment or purchase by Purchaser of Shares pursuant to the Offer, (iii) the exercise of the Top-Up Option, (iv) the consummation of any other transactions contemplated by the Merger Agreement, including, but not limited to, the Offer and the Merger or (v) the announcement of any of the Merger Agreement, the Offer, the Merger or any other transactions contemplated by the Merger Agreement, will result in the rights becoming exercisable or in Parent or its affiliates and associates being deemed an “Acquiring Person” or any of the foregoing events resulting in a “Shares Acquisition Date” or “Distribution Date” under the Rights Agreement.

A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 8.01    Other Events.

On December 23, 2009, a press release was issued announcing the execution of the Merger Agreement,  a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 23, 2009, by and among Crane Co.,Crane Merger Co. and Merrimac Industries, Inc. (1)

4.1	Amendment No. 10 to the Company’s Rights Agreement, dated as of December 23, 2009, between the Company and American Stock Transfer & Trust Company, LLC.

10.1
Form of Tender and Voting Agreement, by and among Crane Co., Crane Merger Co., Merrimac Industries, Inc. and each of the following:  E.I. DuPont de Nemours and Company, Mason Carter, Edward Cohen, Ludwig Kuttner, Fernando Fernandez, Harold Raveche, Arthur Oliner and Joel Goldberg.

99.1	Press Release, dated December 23, 2009

(1)
The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAC INDUSTRIES, INC.

By: /s/ J. Robert Patterson
Name: J. Robert Patterson
Title: Vice President – Finance and Chief Financial Officer

Date: December 23, 2009